EXHIBIT 99.1


SEACOR Announces Increase in Securities Repurchase Authority
Wednesday February 22, 7:14 pm ET

FORT LAUDERDALE, Fla., Feb. 22 /PRNewswire-FirstCall/ -- SEACOR Holdings Inc. (NYSE: CKH - News) announced today that its Board of Directors has increased its authorization for repurchases pursuant to its previously announced securities repurchase program. With this increase, SEACOR has approximately $50 million available for such purchases. The securities covered by the repurchase program include Seacor's common stock, its 7.2% senior notes due 2009, its 5 7/8% senior notes due 2012, its 2.875% convertible senior debentures due 2024, and the 9 1/2% senior notes due 2013 of Seabulk International, Inc., a wholly-owned subsidiary. The repurchase of securities may be conducted from time to time through open market purchases, privately negotiated transactions or otherwise depending on market conditions.

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, the operation of each of our business units in a highly competitive environment, changes in foreign political, military and economic conditions, the dependence of each business unit on several customers, industry fleet capacity, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, modification or elimination of the Jones Act, risks associated with oil spills, changes in environmental laws and regulations that would increase competition for Marine Transportation Services provided by our modern double- hull fleet, safety record requirements imposed by customers, changes in foreign and domestic oil and gas exploration, production and refining activity, vessel and helicopter-related operational risks, effects of adverse weather conditions on all business units and of seasonality on Helicopter and Inland River Services, dependence of spill response revenue on the number and size of spills and upon continuing government environmental laws and regulations and our ability to comply with such laws and regulations and other governmental laws and regulations, changes in National Response Corporation's "Oil Spill Response Organization" classification, liability in connection with providing spill response services, effects of adverse river conditions on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, adequacy of insurance coverage, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, and various other matters, many of which are beyond the Company's control and other factors as described at the end of Item 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) of the Company's Form 10-K for the fiscal year ended December 31, 2004. The words "expect," "anticipate," "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward- looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.